Exhibit 99.1
Calumet Specialty Products Partners, L.P. Reports First Quarter 2022 Results
•Net loss of $95.5 million, or $(1.18) per unit for the first quarter 2022
•Positive outlook for Specialties business; healthy specialty margins, exceptional fuels margins
•Standing up premier renewable diesel business; significant feedstock volumes and product offtake secured
•Renewables monetization and excellent Specialties outlook provide dual path to accelerate deleveraging

INDIANAPOLIS — (PR NEWSWIRE) — May 6, 2022 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), today reported results for the first quarter ended March 31, 2022, as follows:

	Three Months Ended March 31,
	2022	2021
	(Dollars in millions, except per unit data)
Net loss	$(95.5)	$(146.1)
Net loss per unit	$(1.18)	$(1.82)
Adjusted EBITDA	$23.3	$(5.4)

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2022	2021	2022	2021	2022	2021
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$17.7	$(38.3)	$13.3	$23.5	$1.7	$(27.2)
Adjusted gross profit (loss)	$50.7	$4.5	$13.9	$24.2	$18.3	$(0.4)
Adjusted EBITDA	$28.1	$(2.2)	$5.3	$16.0	$9.0	$(2.0)
Gross profit (loss) per barrel	$3.21	$(10.21)	$100.00	$166.67	$0.68	$(10.86)
Adjusted gross profit (loss) per barrel	$9.19	$1.19	$104.51	$171.63	$7.36	$(0.17)

“I’d like to thank Steve for his leadership these last two years, and I look forward to continuing to work with him in his new role as our Executive Chairman,” said Todd Borgmann, CEO. “This is a very exciting and important time for Calumet as our two businesses have excellent momentum and are well positioned for success. MRL is progressing on all fronts, and we’re particularly pleased to see commercial execution well ahead of schedule. We have secured approximately 5,000 barrels per day of feedstock volumes, matching our commissioning requirement for the facility. Similarly, we’ve been pleasantly surprised at the strength of renewable diesel demand in the market, and we have reached terms on nearly all our product volume. It’s particularly exciting to accelerate our plans to produce and market SAF, making us a material early mover in this embryonic market with massive growth potential.”

“Fundamentals in our specialty business rapidly improved throughout the quarter and continue to accelerate. Further, our plants operated well, delivering their highest quarterly production volume in over three years. At times like this, the competitive advantage of producing our specialty feeds from crude truly shines. Should this exceptional margin environment hold true then we are poised to generate significant free cash flow which could accelerate our core objective of deleveraging.”

Specialty Products and Solutions (SPS): The SPS segment reported Adjusted EBITDA of $28.1 million, compared to Adjusted EBITDA of $(2.2) million for the same quarter a year ago. Despite the crude price spike, our focus on commercial excellence allowed us to maintain specialty margins of $50.31 per barrel. Fuels margins during the first quarter were significantly higher than the first quarter of 2021. Additionally, first quarter 2021 results were impacted by the plant-wide turnaround at the Shreveport facility and Winter Storm Uri. Further, production volumes in the first quarter 2022 were the strongest in two years.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $5.3 million, compared to Adjusted EBITDA of $16.0 million for the same quarter a year ago. First quarter results were impacted by the significant rise in commodity prices and challenged supply chain relative to the same period last year. The natural price lag between input costs and product sales prices compressed margins throughout the quarter. Supply chain issues appear to be easing, allowing us to reduce our order backlog as well as show sequential earnings improvement.

Montana / Renewables (MR): The MR segment reported $9.0 million of Adjusted EBITDA, compared to Adjusted EBITDA of $(2.0) million for the same quarter a year ago. The year-over-year improvement is largely attributable to the higher crack spread environment experienced during the first quarter, typically the weakest quarter of the year.

Corporate: Total corporate costs are represented as a loss of $19.1 million of Adjusted EBITDA, compared to a loss of $17.2 million of Adjusted EBITDA for the same quarter a year ago.
Operations Summary
The following table sets forth information about the Partnership’s continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended March 31,
	2022	2021
	(In bpd)
Total sales volume (1)	90,422	71,097
Total feedstock runs (2)	88,452	60,985
Facility production: (3)
Specialty Products and Solutions:
Lubricating oils	10,765	7,400
Solvents	6,977	6,388
Waxes	1,519	882
Fuels, asphalt and other by-products	40,429	16,690
Total Specialty Products and Solutions	59,690	31,360
Montana/Renewables:
Gasoline	5,020	5,817
Diesel	9,671	10,060
Jet fuel	1,108	869
Asphalt, heavy fuel oils and other	9,865	10,628
Total Montana/Renewables	25,664	27,374

Performance Brands	1,619	1,547

Total facility production (3)	86,973	60,281

(1)Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.
(2)Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
(3)The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

Webcast Information
A conference call is scheduled for 9:00 a.m. ET on May 6, 2022 to discuss the financial and operational results for the first quarter of 2022. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 777-2509. Once dialed in, please ask to be joined into the Calumet Specialty Products Partners, L.P. call. A replay of the conference call will be available a few hours after the event on the investor relations section of the Partnership's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty products to customers in a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the effect, impact, potential duration or other implications of the ongoing novel coronavirus (“COVID-19”) pandemic, supply chain disruptions and global crude oil production levels on our business and operations, (ii) demand for finished products in markets we serve, (iii) our expectation regarding our business outlook and cash flows, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives, (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures and (vi) our ability to convert a significant portion of our Great Falls refinery into a renewable diesel manufacturing facility. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for renewable identification numbers (“RINs”); shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions (including political tensions, conflicts and war).
For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.
We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with generally accepted accounting principles (“GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.

We use the following financial performance measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; and (k) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.
Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), gain (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Specialty Products and Solutions segment Adjusted EBITDA Margin: We define Specialty Products and Solutions segment Adjusted EBITDA Margin for any period as Specialty Products and Solutions segment Adjusted EBITDA divided by Specialty Products and Solutions segment sales.
Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Montana/Renewables segment Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 9.25% senior secured first lien notes due July 15, 2024, that were issued in August 2020 (the “2024 Secured Notes”), our 11.00% senior notes due April 15, 2025, that were issued in October 2019 (the “2025 Notes”), and our 8.125% senior notes due January 15, 2027, that were issued in January 2022 (the “2027 Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2024 Secured Notes, 2025 Notes, and 2027 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.
These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
•the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, and depreciation and amortization.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability fund our capital requirements and to pay interest on our debt obligations. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to Net income (loss), our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended March 31,
	2022	2021
	(In millions, except per unit and unit data)
	(Unaudited)
Sales	$1,097.9	$600.3
Cost of sales	1,065.2	642.3
Gross profit (loss)	32.7	(42.0)
Operating costs and expenses:
Selling	12.6	13.1
General and administrative	32.6	36.7
Other operating expense	4.8	14.9
Operating loss	(17.3)	(106.7)
Other income (expense):
Interest expense	(51.6)	(34.2)
Loss on derivative instruments	(22.1)	(5.2)
Other income (expense)	(3.8)	0.2
Total other expense	(77.5)	(39.2)
Net loss before income taxes	(94.8)	(145.9)
Income tax expense	0.7	0.2
Net loss	$(95.5)	$(146.1)
Allocation of net loss
Net loss	$(95.5)	$(146.1)
Less:
General partner’s interest in net loss	(1.9)	(2.9)
Net loss attributable to limited partners	$(93.6)	$(143.2)
Weighted average limited partner units outstanding:
Basic and diluted	79,074,630	78,593,724
Limited partners’ interest basic and diluted net loss per unit:
Limited partners’ interest	$(1.18)	$(1.82)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS	(In millions)
Current assets:
Cash and cash equivalents	$10.7	$38.1
Accounts receivable
Trade, less allowance for credit losses of $2.8 million and $2.0 million, respectively	306.1	216.8
Other	26.6	36.2
	332.7	253.0
Inventories	337.6	326.6
Prepaid expenses and other current assets	10.8	14.9
Total current assets	691.8	632.6
Property, plant and equipment, net	1,015.2	949.7
Restricted cash	43.9	83.8
Other noncurrent assets, net	444.7	461.8
Total assets	$2,195.6	$2,127.9
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$415.1	$301.0
Accrued interest payable	38.1	27.7
Accrued salaries, wages and benefits	60.4	93.7
Obligations under inventory financing agreements	184.0	173.0
Current portion of RINs obligation	310.0	200.1
Other current liabilities	101.3	96.9
Current portion of long-term debt	7.3	7.4
Total current liabilities	1,116.2	899.8
Other long-term liabilities	101.4	115.6
Long-term RINs obligation, less current portion	—	78.8
Long-term debt, less current portion	1,441.8	1,418.8
Total liabilities	$2,659.4	$2,513.0
Commitments and contingencies
Partners’ capital (deficit):
Limited partners’ interest 79,098,874 units and 78,676,262 units issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	$(455.7)	$(378.8)
General partner’s interest	1.9	3.8
Accumulated other comprehensive loss	(10.0)	(10.1)
Total partners’ capital (deficit)	(463.8)	(385.1)
Total liabilities and partners’ capital (deficit)	$2,195.6	$2,127.9

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2022	2021
	(In millions)
Operating activities
Net loss	$(95.5)	$(146.1)
Non-cash activities	53.3	30.5
Changes in assets and liabilities	39.3	65.3
Net cash used in operating activities	(2.9)	(50.3)
Investing activities
Additions to property, plant and equipment	(67.2)	(6.2)
Other investing activities	0.2	—
Net cash used in investing activities	(67.0)	(6.2)
Financing activities
Proceeds from borrowings — revolving credit facility	265.0	216.1
Repayments of borrowings — revolving credit facility	(254.0)	(208.6)
Proceeds from borrowings — senior notes	325.0	—
Repayments of borrowings — senior notes	(325.0)	—
Proceeds from inventory financing	434.4	134.4
Payments on inventory financing	(445.8)	(145.3)
Proceeds from other financing obligations	13.9	70.0
Other financing activities	(10.9)	(5.3)
Net cash provided by financing activities	2.6	61.3
Net increase (decrease) in cash, cash equivalents and restricted cash	(67.3)	4.8
Cash, cash equivalents and restricted cash at beginning of period	121.9	109.4
Cash, cash equivalents and restricted cash at end of period	$54.6	$114.2
Cash and cash equivalents	10.7	114.2
Restricted cash	43.9	—
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$71.3	$7.9

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET INCOME (LOSS)
TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended March 31,
	2022	2021
	(In millions)
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net loss	$(95.5)	$(146.1)
Add:
Interest expense	51.6	34.2
Depreciation and amortization	24.3	26.2
Income tax expense	0.7	0.2
EBITDA	$(18.9)	$(85.5)
Add:
LCM / LIFO gain	$(6.0)	$(22.7)
Unrealized loss on derivative instruments	22.1	6.3
Amortization of turnaround costs	5.9	4.7
Loss on impairment and disposal of assets	—	0.7
RINs mark-to-market loss	9.4	75.0
Equity-based compensation and other items	7.0	13.6
Other non-recurring expenses	3.8	2.5
Adjusted EBITDA	$23.3	$(5.4)
Less:
Replacement and environmental capital expenditures (1)	$8.6	$5.2
Cash interest expense (2)	47.5	32.7
Turnaround costs	9.8	7.3
Income tax expense	0.7	0.2
Distributable Cash Flow	$(43.3)	$(50.8)

(1)Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.
(2)Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)
TO SEGMENT ADJUSTED GROSS PROFIT (LOSS)
(In millions, except per barrel data)

	Three Months Ended March 31,
	2022	2021
	(Dollars in millions, except per barrel data)
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit (Loss):	(Unaudited)
Specialty Products and Solution segment gross profit (loss)	$17.7	$(38.3)
LCM/LIFO inventory gain	(3.4)	(17.6)
RINs mark to market loss	20.6	43.7
Depreciation and amortization	15.8	16.7
Specialty Products and Solutions segment Adjusted gross profit	$50.7	$4.5

Performance Brands segment gross profit	$13.3	$23.5
Depreciation and amortization	0.6	0.7
Performance Brands segment Adjusted gross profit	$13.9	$24.2

Montana/Renewables segment gross profit (loss)	$1.7	$(27.2)
LCM/LIFO inventory gain	(2.6)	(5.1)
RINs mark to market loss	9.7	23.3
Depreciation and amortization	9.5	8.6
Montana/Renewables segment Adjusted gross profit (loss)	$18.3	$(0.4)

Reported Specialty Products and Solutions segment gross profit (loss) per barrel	$3.21	$(10.21)
LCM/LIFO inventory gain per barrel	(0.62)	(4.69)
RINs mark to market loss per barrel	3.74	11.64
Depreciation and amortization per barrel	2.86	4.45
Specialty Products and Solutions segment Adjusted gross profit per barrel	$9.19	$1.19

Reported Performance Brands segment gross profit per barrel	$100.00	$166.67
Depreciation and amortization per barrel	4.51	4.96
Performance Brands segment Adjusted gross profit per barrel	$104.51	$171.63

Reported Montana/Renewables segment gross profit (loss) per barrel	$0.68	$(10.86)
LCM/LIFO inventory gain per barrel	(1.05)	(2.04)
RINs mark to market loss per barrel	3.90	9.30
Depreciation and amortization per barrel	3.83	3.43
Montana/Renewables segment Adjusted gross profit (loss) per barrel	$7.36	$(0.17)

Specialty Products and Solutions Adjusted EBITDA	$28.1	$(2.2)
Specialty Products and Solutions sales	769.4	380.1
Specialty Products and Solutions Adjusted EBITDA margin	3.7%	(0.6)%